EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Amedisys, Inc.:

We consent to the use of our report dated March 8, 2004, with respect to the consolidated balance sheets of Amedisys, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Registration Statement.

Our report refers to our audit of the transitional disclosures for 2001 required by Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets”, which was adopted by Amedisys, Inc. on January 1, 2002 to revise the 2001 consolidated financial statements, as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such disclosures.

\s\ KPMG LLP

Baton Rouge, Louisiana
November 9, 2004